SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                              Form 8-K

                           CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934

                   Date of Report - January 24, 2003

                 UNION NATIONAL FINANCIAL CORPORATION
        (Exact name of registrant as specified in its charter)



    Pennsylvania                0-19214            23-2415179
---------------------------    -------------      -----------

State or other jurisdiction (Commission File     (IRS Employer
    of Incorporation)             Number)       Identification
                                                   Number)

   101 East Main Street, P.O. Box 567
         Mount Joy, Pennsylvania                        17552
---------------------------------------            --------------
(Address of principal executive offices)              (Zip Code)



 Registrant's telephone number including area code: (717) 653-1441
                                                    --------------


                                N/A
-----------------------------------------------------------------
   (Former name or former address, if changed since last report)

Item 1.    Changes in Control of Registrant

           Not Applicable.

Item 2.    Acquisition or Disposition of Assets.

           Not Applicable.

Item 3.    Bankruptcy or Receivership.

           Not Applicable.

Item 4.    Changes in Registrant's Certifying Accountant.

           Not Applicable.

Item 5.    Other Events.

           On January 24, 2003, Union National Financial
  Corporation issued a press release reporting fourth quarter and annual earnings. The aforementioned is attached as an exhibit to this Current Report on Form 8-K.

Item 6.    Resignations of Registrant's Directors.

           Not Applicable.

Item 7.    Financial Statements and Exhibits.

           (a)    Not Applicable.

           (b)    Not Applicable.

           (c)    Exhibits:
                  99.1     Press Release

Item 8.    Change in Fiscal Year.

           Not Applicable.

Item 9.    Regulation FD Disclosure.

           Not Applicable.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             UNION NATIONAL FINANCIAL CORPORATION
                             (Registrant)


Dated: January 24, 2003      /s/Mark D. Gainer
                             ----------------------------------

                             Mark D. Gainer,
                             President & Chief Executive Officer

                            EXHIBIT INDEX

                                        Page Number in
Exhibit                                 Manually Signed Original

99.1          Press Release             5

                          EXHIBIT 99.1

                          Press Release

                          PRESS RELEASE

           Union National Financial Corporation Reports

                 Fourth Quarter and Annual Earnings

Mount Joy, Pennsylvania, January 23, 2003. Union National Financial Corporation, the parent bank holding company of Union National Community Bank, has reported earnings for the fourth quarter of 2002 of $809,000 as compared to $627,000 for the fourth quarter of 2001, an increase of 29.0%. Basic and diluted earnings per share for the fourth quarter of 2002 amounted to 32 cents, as compared to 24 cents per share in 2001. Earnings for the year ended December 31, 2002, reached a record level of $3,160,000, an increase of 40.9%, over the $2,242,000 earned for the same period of 2001. Basic earnings per share for the year ended December 31, 2002, amounted to $1.24 per share with diluted earnings per share amounting to $1.23. In comparison, basic earnings per share for the year ended December 31, 2001, amounted to 87 cents with diluted earnings per share of 86 cents.

The overall increase in earnings can be primarily attributed to an increase in other operating income which was positively impacted by gains on the sales of mortgage loans during 2002 and a decrease in the provision for loan losses which was due to a decrease in nonperforming and past due loans and a decrease in the level of net charge-offs.

Financial Highlights     Three Months Ended
____________________     __________________
               December 31,2002  December 31,2002  Percent Change
               ________________  ________________  ______________
Net Interest Income  $2,879,000        $2,948,000         -2.3%
Provision for Loan
   Losses                57,000         220,000       -74.1%
Other Operating
   Income               840,000         652,000        28.8%
Other Operating
   Expenses           2,660,000       2,656,000         0.2%
Net Income              809,000         627,000        29.0%
Per Share Information:
Earnings Per Share-Basic  $0.32          $0.24            33.3%
Earnings Per Share-
   Assuming Dilution       0.32           0.24            33.3%

                            Years Ended
                            ___________
               December 31,2002  December 31,2001  Percent Change
               ________________  ________________  ______________
Net Interest Income $11,454,000    $10,895,000         5.1%
Provision for Loan
   Losses               184,000         576,000       -68.1%
Other Operating
   Income             3,175,000       2,356,000        34.8%
Other Operating
   Expenses          10,549,000      10,202,000         3.4%
Net Income            3,160,000       2,242,000        40.9%
Per Share Information:
Earnings Per Share-Basic $1.24             $0.87        42.5%
Earnings Per Share-
   Assuming Dilution      1.23               0.86         43.0%

                         Balance Sheet as of
                         ___________________
               December 31,2002 December 31, 2001  Percent Change
               ________________ _________________  ______________
Total Assets       $320,509,000    $307,673,000         4.2%
Total Loans         199,065,000     203,581,000        -2.2%
Total Deposits      223,350,000     215,544,000         3.6%


Union National Community Bank, the sole and wholly owned subsidiary of Union National Financial Corporation, has been serving its communities for 150 years. The bank operates seven retail offices in Lancaster County.

For Further Information, Please Contact:
Mark D. Gainer, President/CEO
Union National Financial Corporation
101 East Main Street
P.O. Box 567
Mount Joy, PA 17552-0567
(717) 653-1441

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the company's financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission.

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